EXHIBIT D
ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS
YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL
NOTICE OF WITHDRAWAL OF TENDER
Regarding Interests in
HATTERAS MASTER FUND, L.P.
Tendered Pursuant to the Offer to Purchase
Dated September 25, 2009
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY UMB FUND SERVICES, INC. BY,
12:00 MIDNIGHT, EASTERN STANDARD TIME, ON OCTOBER 28, 2009,
UNLESS THE OFFER IS EXTENDED.
Complete This Notice of Withdrawal And Return To:
Hatteras Master Fund, L.P.,
c/o UMB Fund Services, Inc.
P.O. Box 1623
Milwaukee, WI 53201-1623
Attention: Tender Offer Administrator
Phone: (800) 504-9070
Fax: (816) 860-3138

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Ladies and Gentlemen:
     The undersigned wishes to withdraw the tender of its limited partnership interest in Hatteras Master Fund, L.P. (the “Fund”), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated _______.
     Such tender was in the amount of:
☐	The undersigned’s entire limited partnership interest.

☐	A portion of the undersigned’s limited partnership interest expressed as a specific dollar value.
$______________________
     The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interest in the Fund (or portion of such interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.
SIGNATURE(S):

FOR INDIVIDUAL INVESTORS	FOR OTHER INVESTORS:
AND JOINT TENANTS:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name of Investor	Signature
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary	Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name of Joint Tenant	Co-signatory if necessary
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory
Date: _________________

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